UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2023

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Burlington Road, South Building

Bedford, Massachusetts 01730

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On May 4, 2023, Lantheus Medical Imaging, Inc. (the “Company”), a wholly owned subsidiary of Lantheus Holdings, Inc. (the “Registrant”), entered into a First Amendment To Lease (the “Lease Amendment”) with 201 Burlington Road Owner, LLC (the “Landlord”), which amends the Company’s existing Office Lease with the Landlord dated February 14, 2022 (the “Existing Lease” and, together with the Lease Amendment, the “Lease”), to (i) add an additional premises in the north building of its leased Bedford, Massachusetts premises consisting of 41,655 rentable square feet for use as office and laboratory space (the “Additional Premises”) for a term of 15 years and 4 months (the “Lease Amendment Rental Term”) and (ii) extend the term of the Existing Lease for the Company’s existing premises in Bedford, Massachusetts, consisting of 46,526 rentable square feet of office space (the “Existing Premises”), to be coterminous with the term of the lease of the Additional Premises. The Lease Amendment Rental Term will commence 11 months after the completion of the Landlord’s work with respect to the Additional Premises, as described below.

The aggregate rent for both the Existing Premises and Additional Premises is approximately $83.4 million over the term of the Lease plus the Company’s pro-rata share of operating expenses, taxes and certain other costs, including utilities. The Company’s obligations under the Lease are guaranteed by Registrant pursuant to a Guaranty dated February 14, 2022.

The Landlord, at its expense, will make certain improvements to the Additional Premises by September 1, 2023, subject to force majeure events and/or tenant delay (each as defined in the Lease). The Company will also undertake certain improvements to the Existing Premises and Additional Premises in accordance with customary terms in the Lease. The Landlord has agreed to reimburse the Company for up to $11.4 million in the aggregate for tenant improvements to the Additional Premises and Existing Premises, with the remainder to be paid by the Company, subject to customary terms and conditions contained in the Lease.

The Lease provides the Company with two options to extend the Lease for an additional five years. The Lease also provides the Company with the right to terminate if certain contingencies are not met within 12 weeks of the effective date of the Lease Amendment.

The Registrant plans to file the Lease as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2023, with confidential portions redacted. The foregoing description is qualified in its entirety by reference to the complete text of the Lease when filed.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 of this 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Daniel M. Niedzwiecki
Name:	Daniel M. Niedzwiecki
Title:	Chief Administrative Officer, General Counsel and Corporate Secretary

Date: May 4, 2023